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Eisner                                       Richard A. Eisner & Company, LLP
                                             Accountants and Consultants

                                             575 Madison Avenue
                                             New York, NY 10022-2597
                                             Tel 212.355.1700
                                             Fax 212.355.2414
                                             www.rae.com
November 12, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      Heuristic Development Group, Inc.
         File Ref. No. 01-12637

We were previously the independent auditors for Heuristic Development Group, Inc. (the "Company"); under the date of February 5, 1999, we reported on the financial statements of Heuristic Development Group, Inc. as of December 31, 1998, for the years ended December 31, 1998 and 1997 and for the period from July 20, 1994 (inception) through December 31, 1998. On October 29, 1999, we were replaced as the Company's independent certifying accountant. We have read the statements included under Item 4 of Form 8-K to be filed on November 12, 1999 of Virtual Communities, Inc. (formerly Heuristic Development Group, Inc.) and we agree with the statements that pertain to us.


Very truly yours,

/s/ Richard A. Eisner & Company, LLP

Richard A. Eisner & Company, LLP